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                                                              EXHIBIT 99.(c)(12)

                                 FIRST AMENDMENT
                                       TO
                          REGISTRATION RIGHTS AGREEMENT

         THIS FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT (this "Amendment") is made and entered into as of this 27th day of August, 1998, to be effective as provided herein, by and among Berg Electronics Corp., a Delaware corporation formerly known as Berg CS Holdings, Inc. (the "Company"), and the parties identified on the signature pages hereto. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Registration Rights Agreement, dated as of March 1, 1993 (the "Agreement"), by and among the Company and the parties identified on Exhibit A attached thereto (the "Original Holders").

         WHEREAS, the Company and the Original Holders have entered into the Agreement; and

         WHEREAS, the Company and the Holders of at least a majority of the Registrable Shares desire to amend the Agreement to provide for its termination.

         NOW, THEREFORE, in consideration of the premises, the Company and the Holders signatory hereto agree as follows:

         1. Section 2.6 of the Agreement is hereby amended and restated in its entirety to read as follows:

                  "2.6 Termination. The provisions of this Agreement shall terminate effective immediately upon the execution of that certain Agreement and Plan of Merger, dated the date hereof, among the Company, Framatome Connectors International S.A., a corporation organized under the laws of the Republic of France, and Bravo Acquisition Co., a Delaware corporation."

         2. This Amendment may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same document.


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                  IN WITNESS WHEREOF, the parties hereto have executed and
delivered this Amendment as of the day and year first above written.


                                     BERG ELECTRONICS CORP.


                                     By: /s/ DAVID J. WEBSTER
                                        ----------------------------------
                                     Name:   David J. Webster
                                          --------------------------------
                                     Title:  Senior Vice President
                                           -------------------------------




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                  IN WITNESS WHEREOF, the parties hereto have executed and
delivered this Amendment as of the day and year first above written.

                                 HICKS, MUSE & CO. INCORPORATED



                                 By: /s/ JACK D. FURST
                                    ---------------------------------------
                                    Jack D. Furst,
                                    Executive Vice President and Managing
                                    Director


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                  IN WITNESS WHEREOF, the parties hereto have executed and
delivered this Amendment as of the day and year first above written.


                                            /s/ THOMAS O. HICKS
                                            -----------------------------------
                                            Thomas O. Hicks


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                  IN WITNESS WHEREOF, the parties hereto have executed and
delivered this Amendment as of the day and year first above written.


                                            /s/ JOHN R. MUSE
                                            -----------------------------------
                                            John R. Muse


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                  IN WITNESS WHEREOF, the parties hereto have executed and
delivered this Amendment as of the day and year first above written.



                                            /s/ JACK D. FURST
                                            -----------------------------------
                                            Jack D. Furst



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                  IN WITNESS WHEREOF, the parties hereto have executed and
delivered this Amendment as of the day and year first above written.



                                            /s/ CHARLES W. TATE
                                            -----------------------------------
                                            Charles W. Tate


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                  IN WITNESS WHEREOF, the parties hereto have executed and
delivered this Amendment as of the day and year first above written.



                                            /s/ JAMES N. MILLS
                                            -----------------------------------
                                            James N. Mills


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                  IN WITNESS WHEREOF, the parties hereto have executed and
delivered this Amendment as of the day and year first above written.



                                            /s/ DAVID M. SINDELAR
                                            -----------------------------------
                                            David M. Sindelar


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                  IN WITNESS WHEREOF, the parties hereto have executed and
delivered this Amendment as of the day and year first above written.



                                            /s/ LARRY S. BACON
                                            -----------------------------------
                                            Larry S. Bacon


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                  IN WITNESS WHEREOF, the parties hereto have executed and
delivered this Amendment as of the day and year first above written.



                                            /s/ W. THOMAS MCGHEE
                                            -----------------------------------
                                            W. Thomas McGhee